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                                                                    Exhibit 99.2

Press Release

Xilinx Completes Acquisition of RocketChips

SAN JOSE, Calif.--(BUSINESS WIRE)--Nov. 10, 2000--Xilinx, Inc. (Nasdaq:XLNX -
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news), the leading supplier of programmable logic solutions, today announced
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that it has completed the acquisition of RocketChips, a privately-held fabless semiconductor company headquartered in Minneapolis, with design centers in Austin, Texas and Ames, Iowa. RocketChips is a leading developer of ultra-high-speed CMOS mixed-signal transceivers serving the networking, wireless and wired telecommunications, and enterprise storage markets.

Under the terms of the acquisition, Xilinx will issue an aggregate of 3,613,587 million shares of Xilinx common stock in exchange for all outstanding shares of RocketChips common stock, including employee stock options.

The merger transaction will be accounted for under the purchase method of accounting. Xilinx expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter, ending December 31.

Copies of financial literature, including this release, are available via fax or voice recording by dialing Xilinx's shareholder service line at 800/836-4002. Investor information is also available on the Investor Relations Web site at http://investor.xilinx.com.
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Xilinx is the leading supplier of complete programmable logic solutions, including advanced integrated circuits, software design tools, predefined system functions delivered as cores, and unparalleled field engineering support. Founded in 1984 and headquartered in San Jose, Xilinx invented the field programmable gate array (FPGA) and fulfills more than half of the world demand for these devices today. Xilinx solutions enable customers to reduce significantly the time required to develop products for the computer, peripheral, telecommunications, networking, industrial control, instrumentation, aerospace, defense and consumer markets. For more information, visit the Xilinx web site at www.xilinx.com.
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This release contains forward-looking statements and important factors that are subject to risks and uncertainties inherent in acquisitions of technologies and businesses, including risks relating to the integration of the personnel and businesses of RocketChips and Xilinx; other integration issues including costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; pricing pressures and other competitive factors the rate at which present and future customers and end-users adopt Xilinx's and RocketChips' technologies and products or delays in the fabrication, assembly, testing or delivery of our products; our ability to develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and

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emerging technologies; the effectiveness of our product cost reduction efforts;
problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integrations; our ability to retain and hire key executives, technical personnel and other employees, the effects of natural disasters and other events beyond our control; and other risk factor included in our most recently filed Form 10-K.

For more information on Xilinx, access our World Wide Web site at http://www.xilinx.com. Xilinx is a registered trademark of Xilinx, Inc. All XC-
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prefix product designations are trademarks of Xilinx, Inc. Other brands or product names are trademarks or registered trademarks of their respective owners.

Contact:

   Xilinx, Inc.
   Maria Quillard, 408/879-4988

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